EXHIBIT 21.1

HOLLY CORPORATION
SUBSIDIARIES OF REGISTRANT

State of
Incorporation
Name of Entity	or Organization
Black Eagle, Inc.	Delaware
HEP Fin-Tex / Trust River, L.P.	Delaware
HEP Logistics Services, L.L.C.	Delaware
HEP Logistics G.P., L.L.C	Delaware
HEP Logistics Holdings, L.P.	Delaware
HEP Mountain Home, L.L.C.	Delaware
HEP Navajo Southern, L.P.	Delaware
HEP Pipeline Assets, L.P.	Delaware
HEP Pipeline G.P., L.L.C.	Delaware
HEP Pipeline, L.L.C.	Delaware
HEP Refining Assets, L.P.	Delaware
HEP Refining G.P., L.L.C.	Delaware
HEP Refining, L.L.C.	Delaware
HEP Woods Cross, L.L.C.	Delaware
Holly Energy Finance Corp.	Deleware
Holly Energy Partners – Operating, L.P. (6)	Delaware
Holly Energy Partners, L.P. (6)	Delaware
Holly Petroleum, Inc.	Delaware
Holly Refining & Marketing Company	Delaware
Holly Refining & Marketing Company – Woods Cross	Delaware
Holly Refining Communications, Inc.	Delaware
Holly Utah Holdings, Inc.	Delaware
Holly Western Asphalt Company	Deleware
Lea Refining Company	Delaware
Lorefco, Inc.	Delaware
Montana Refining Company, a Partnership (1)	Montana
Montana Retail Corporation	Delaware
Navajo Crude Oil Purchasing, Inc.	New Mexico
Navajo Holdings, Inc.	New Mexico
Navajo Northern, Inc.	Nevada
Navajo Pipeline Co., L.P. (2)	Delaware
Navajo Pipeline GP, L.L.C.	Delaware
Navajo Pipeline LP, L.L.C.	Delaware
Navajo Refining Company, L.P. (3)	Delaware
Navajo Refining GP, L.L.C.	Delaware
Navajo Refining LP, L.L.C.	Delaware
Navajo Western Asphalt Company	New Mexico
NK Asphalt Partners (5)	New Mexico
Rio Grande Pipeline Company	Texas
Woods Cross Refining Company, L.L.C. (4)	Delaware

(1)	Montana Refining Company, a Partnership also does business as Montana Refining Company.

(2)	Navajo Pipeline Co., L.P. also does business as Navajo Pipeline Co.

(3)	Navajo Refining Company, L.P. also does business as Navajo Refining Company.

(4)	Woods Cross Refining Company, L.L.C. does business as Holly Refining & Marketing Company – Woods Cross.

(5)	NK Asphalt Partners does business as Holly Asphalt Company.

(6)	Holly Energy Partners – Operating, L.P. and Holly Energy Partners, L.P. also do business as Holly Energy Partners.